Exhibit 99.1

DALLAS, TX, November 14, 2016 — Neiman Marcus Group announces effective today, Donald T. Grimes has resigned from his position as Executive Vice President, Chief Operating Officer and Chief Financial Officer.  Mr. Grimes’ resignation was not the result of any disagreement with the Corporation regarding its operations, policies, or practices.

About Neiman Marcus Group:
Neiman Marcus Group LTD LLC is a luxury, multi-branded, omni-channel fashion retailer conducting integrated store and online operations under the Neiman Marcus, Bergdorf Goodman, Last Call, Horchow, CUSP, and mytheresa brand names. For more information, visit www.neimanmarcusgroup.com.

Contact:

Mimi Sterling

Mimi_sterling@neimanmarcus.com

214 573 5682